BUSINESS CONSULTING AGREEMENT

This Agreement (the "Agreement") is dated May 21st, 2003 and is entered into by and between Age Research, Inc. (hereinafter "AGER" or "CLIENT") and NeoTactix, Inc. (hereinafter "NTX").

1. Conditions. This Agreement shall not take effect, and NTX shall have no obligation to provide any service whatsoever, unless and until CLIENT returns a signed copy of this Agreement to NTX (either by mail or facsimile copy). In addition, CLIENT shall be truthful with NTX in regard to any relevant or material information provided by CLIENT, verbally or otherwise which refers, relates, or otherwise pertains to the CLIENT's business, this Agreement or any other relevant transaction. Breach of either of these conditions shall be considered a material breach and shall automatically grant NTX the right to terminate this Agreement and all moneys, and other forms of compensation, paid or owing by AGER to NTX as of the date of termination by NTX shall be fully vested and/or payable to NTX without further notice or other condition.

Upon execution of this Agreement, CLIENT agrees to fully cooperate with NTX in carrying out the purposes of this Agreement, keep NTX informed of any developments of importance pertaining to CLIENT's business and abide by this Agreement in its entirety.

2. Scope and Duties. During the term of this Agreement, NTX shall perform the following services for CLIENT:

2.1 Advice and Counsel. NTX shall provide advice and counsel regarding CLIENT's strategic business plans, strategy and negotiations with potential business strategic partnering, corporate planning and or other general business consulting needs as requested by CLIENT and accepted by NTX.

2.2 Mergers and Acquisitions. NTX shall provide assistance to CLIENT, as mutually agreed, in identifying merger and / or acquisition candidates, assisting in any due diligence process, recommending transaction terms and providing advice and assistance during negotiations, as needed.

2.3 CLIENT and/or CLIENT's Affiliate Transaction Due Diligence. NTX shall participate and assist CLIENT in the due diligence process, where possible, on all proposed financial transactions affecting CLIENT of which NTX is notified in writing in advance, including conducting investigation of and providing advice on the financial, valuation and stock price implications of the proposed transaction(s).

2.4 Ancillary Document Services. If necessary, NTX shall assist and cooperate with CLIENT in the development, editing and production of such documents as are reasonably necessary to assist in any transaction covered by this Agreement. However, this Agreement shall not include the preparation or procuring of legal documents or those documents normally prepared by an attorney.

2.5 Additional Duties. CLIENT and NTX shall mutually agree, in writing, for any additional duties that NTX may provide to CLIENT for compensation paid or payable by CLIENT under this Agreement. Although there is no requirement to do so, such additional agreement(s) may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

2.6 Standard of Performance. NTX shall devote such time and efforts to the affairs of the CLIENT as is reasonably necessary to render the services contemplated by this Agreement. Any work or task of NTX provided for herein which requires CLIENT to provide certain information to assist NTX in completion of the work shall be excused (without effect upon any obligation of CLIENT) until such time as CLIENT has fully provided all information and cooperation necessary for NTX to complete the work. The services of NTX shall not include the rendering of any legal opinions or the performance of any work that is in the ordinary purview of a certified public accountant, or other licensed professional. NTX cannot guarantee results on behalf of CLIENT, but shall use commercially reasonable efforts in providing the services listed above. If an interest is communicated to NTX regarding satisfying all or part of CLIENT's business and corporate strategic planning needs, NTX shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest.

2.7 Non-Guarantee. NTX MAKES NO GUARANTEE THAT NTX WILL BE ABLE TO SUCCESSFULLY LOCATE A MERGER OR ACQUISITION TARGET AND IN TURN CONSUMMATE A MERGER OR ACQUISITION TRANSACTION FOR CLIENT, OR TO SUCCESSFULLY COMPLETE SUCH A TRANSACTION WITHIN CLIENT'S DESIRED TIME FRAME. NEITHER ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOR THE PAYMENT OF DEPOSITS TO NTX BY CLIENT PURSUANT TO FEE AGREEMENTS FOR SERVICES NOT CONTEMPLATED HEREIN SHALL BE CONSTRUED AS ANY SUCH GUARANTEE. ANY COMMENTS MADE REGARDING POTENTIAL TIME FRAMES OR ANYTHING THAT PERTAINS TO THE OUTCOME OF CLIENT'S NEEDS ARE EXPRESSIONS OF OPINION ONLY, AND FOR PURPOSES OF THIS AGREEMENT ARE SPECIFICALLY DISAVOWED.

3. Compensation to NTX.

3.1 Issuance of Shares for Entering into Agreement. As consideration for NTX entering into this Agreement, Client agrees to cause 13,000,000 shares of its common stock, par value $.001 per share, to be issued in amounts of 6,500,000 shares to George R. Lefevre and 6,500,000 shares to Scott W. Absher, affiliates of NTX. When issued, said shares shall be free trading shares, registered with the U.S. Securities and Exchange Commission on its Form S-8 or similar registration. The registration and issuance of said shares shall take place by no later than 5 days following the execution and delivery of this Agreement, and all costs in connection therewith shall be borne by NTX.

NOTE: NTX SHALL HAVE NO OBLIGATION TO PERFORM ANY DUTIES PROVIDED FOR HEREIN IF PAYMENT [CASH AND/OR STOCK] IS NOT RECEIVED BY NTX WITHIN 15 DAYS OF MUTUAL EXECUTION OF THIS AGREEMENT BY THE PARTIES. IN ADDITION, NTX'S OBLIGATIONS UNDER THIS AGREEMENT SHALL BE SUSPENDED IF ANY PAYMENT OWING HEREUNDER IS MORE THAN FIFTEEN (15) DAYS DELINQUENT. FURTHERMORE, THE RECEIPT OF ANY FEES DUE TO NTX UPON EXECUTION OF THIS AGREEMENT ARE NOT CONTINGENT UPON ANY PRIOR PERFORMANCE OF ANY DUTIES WHATSOEVER DESCRIBED WITHIN THIS AGREEMENT.

3.2 Expenses. CLIENT shall reimburse NTX for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges); provided, however, that NTX must receive prior written approval from CLIENT for any expenses over $ 500. Such reimbursement shall be payable within 7 seven days after CLIENT's receipt of NTX invoice for same.

3.3 Additional Fees. CLIENT and NTX shall mutually agree upon any additional fees that CLIENT may pay in the future for services rendered by NTX under this Agreement. Such additional agreement(s) may, although there is no requirement to do so, be attached hereto and made a part hereof as Exhibits beginning with Exhibit A.

4. Indemnification. The CLIENT agrees to indemnify and hold harmless NTX, each of its officers, directors, employees and shareholders against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by CLIENT or any of its agents, employees, or other representatives. Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

5. Confidentiality.

5.1 NTX and CLIENT each agree to keep confidential and provide reasonable security measures to keep confidential information where release may be detrimental to their respective business interests. NTX and CLIENT shall each require their employees, agents, affiliates, other licensees, and others who shall have access to the information through NTX and CLIENT respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

5.2 NTX shall not, either during its engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by NTX during its engagement by the CLIENT. Confidential information, knowledge or data of the CLIENT and its affiliates shall not include any information that is, or becomes generally available to the public other than as a result of a disclosure by NTX or its representatives.

6. Miscellaneous Provisions.

6.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of NTX and CLIENT.

6.2 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The obligations of either party hereunder cannot be assigned without the express written consent of the other party.

6.3 Governing Law; Venue. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLIENT and NTX agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be Orange County, California.

6.4 Attorneys' Fees and Costs. If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.

6.5 Survivability. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.

7. Arbitration. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN CLIENT, NTX OR ANY OF THEIR OFFICERS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRATION RATHER THAN THROUGH LITIGATION. WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE UNDERSIGNED HEREBY ACKNOWLEDGE AND AGREE THAT:

A. ARBITRATION IS FINAL AND BINDING ON THE PARTIES;

B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;

C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;

D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;

E. THIS ARBITRATION PROVISION IS SPECIFICALLY INTENDED TO INCLUDE ANY AND ALL STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY;

F. EACH PARTY HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO THE AMERICAN ARBITRATION ASSOCIATION, IN ORANGE COUNTY, CALIFORNIA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM THE OTHER PARTY;

G. IF EITHER PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST, THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO;

H. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN ORANGE COUNTY, CALIFORNIA;

I. IF EITHER PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRATION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN ORANGE COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN;

J. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY;

K. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.

8. Term/Termination. This Agreement shall terminate on July 31, 2003.

9. Registration Of Shares. NTX shall have standard piggyback registration rights (as described in Section 3.2 herein) of all shares issued in accordance with this Agreement, which are not subject to registration per Section 3.0 et seq. herein.

10. Non Circumvention. In and for valuable consideration, CLIENT hereby agrees that NTX may introduce (whether by written, oral, data, or other form of communication) CLIENT to one or more opportunities, including, without limitation, natural persons, corporations, limited liability companies, partnerships, unincorporated businesses, sole proprietorships and similar entities (hereinafter an "Opportunity" or ""Opportunities""). CLIENT further acknowledges and agrees that the identity of the subject Opportunities, and all other information concerning an Opportunity (including without limitation, all mailing information, phone and fax numbers, email addresses and other contact information) introduced hereunder are the property of NTX, and shall be treated as confidential and proprietary information by CLIENT, it affiliates, officers, directors, shareholders, employees, agents, representatives, successors and assigns. CLIENT shall not use such information, except in the context of any arrangement with NTX in which NTX is directly and actively involved, and never without NTX's prior written approval. CLIENT further agrees that neither it nor its employees, affiliates or assigns, shall enter into, or otherwise arrange (either for it/him/herself, or any other person or entity) any business relationship, contact any person regarding such Opportunity, either directly or indirectly, or any of its affiliates, or accept any compensation or advantage in relation to such Opportunity except as directly though NTX, without the prior written approval of NTX. NTX is relying on CLIENT's assent to these terms and their intent to be bound by the terms by evidence of their signature. Without CLIENT's signed assent to these terms, NTX would not introduce any Opportunity or disclose any confidential information to CLIENT as herein described.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

AGE RESEARCH, INC. ( AGER )

Print Name: Mr. Richard F. Holt

Sign Name:____________/s/ Richard F. Holt______________

Title: Chief Executive Officer

Date: ___5/22/03_____________________

Address: 31103 Rancho Viejo Road
Suite 2102
San Juan Capistrano, CA 92675

NEOTACTIX, INC. ( NTX)

Print Name: Scott W. Absher

Sign Name: ____________/s/ Scott W. Absher________

Title: Managing Partner

Date: __5/22/03_______________

Address: 18101 Von Karman Avenue
Suite 330
Irvine, CA 92612